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                                                                   Exhibit 10.30

                             ANNEX A---DEFINED TERMS



                  "ACCOUNTING DATE" means, with respect to any Determination Date or any Settlement Date, the close of business on the day immediately preceding such Determination Date or Settlement Date.

                  "ACCOUNTANTS' REPORT" means the report of a firm of nationally recognized independent accountants described in SECTION 4.11 of the Sale and Servicing Agreement.

                  "ACCRUAL PERIOD" means, a calendar month; PROVIDED that the initial Accrual Period shall be the period from and including the day after the initial Cutoff Date to and including March 31, 2002.

                  "ACT" has the meaning specified in SECTION 11.3 of the Indenture.

                  "ADDITION NOTICE" means, with respect to any transfer of Receivables to the Purchaser pursuant to SECTION 2.1 of the Sale and Servicing Agreement, notice of the Seller's election to transfer Receivables to the Purchaser, such notice to designate the related Funding Date and the aggregate principal amount of Receivables to be transferred on such Funding Date, substantially in the form of EXHIBIT H to the Sale and Servicing Agreement.

                  "ADDITIONAL PRINCIPAL PAYMENT AMOUNT" means (a) on any Settlement Date prior to the commencement of the Amortization Period, zero and
(b) on any Settlement Date on or after the commencement of the Amortization Period, the lesser of (i) all Available Funds remaining after payment of the amounts specified in SECTION 5.7(a)(i) through (viii) of the Sale and Servicing Agreement and (ii) the aggregate outstanding principal amount of the Note (after giving effect to distributions made pursuant to SECTION 5.7(a)(i) through (viii) of the Sale and Servicing Agreement), in each case on such date.

                  "ADVANCE" has the meaning set forth in paragraph 5 of the recitals to the Note Purchase Agreement.

                  "ADVANCE AMOUNT" means with respect to the Receivables, an amount equal to the least of (i) the excess of the Maximum Invested Amount over the Invested Amount of the Note as of such Funding Date; (ii) the excess of the Borrowing Base, (taking into account the amount of the Receivables to be purchased on such Funding Date) over the Invested Amount of the Note as of such Funding Date; and (iii) the Aggregate Principal Balance of Eligible Receivables being purchased on such Funding Date.

                  "ADVANCE RATE" as of any day means (a) (i) with respect to each CPS Receivable, 73% and (ii) with respect to each TFC Receivable 70%, in each case MINUS (b) the Advance Rate Reduction Amount.

                  "ADVANCE RATE REDUCTION AMOUNT" means, at any time, (i) the excess, if any, of (A) the Cap Rate over (B) the Required Cap Rate, such excess, if any, to be rounded up to the nearest 1/10th of 1 percent, multiplied by (ii) two.

                  "ADVANCE REQUEST" has the meaning set forth in SECTION 7.03(b) of the Note Purchase Agreement.

                  "AFFECTED PERSON" has the meaning set forth in SECTION 3.05 of the Note Purchase Agreement.

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                  "AFFILIATE" of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition, the term "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH" have meanings correlative to the foregoing.

                  "AGENT" has the meaning set forth in the preamble to the Indenture.

                  "AGGREGATE PRINCIPAL BALANCE" means, with respect to any date of determination and with respect to the Receivables, the Eligible Receivables or any specified portion thereof, as the case may be, the sum of the Principal Balances for all Receivables, the Eligible Receivables or any specified portion thereof, as the case may be (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the most recently ended Accrual Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the most recently ended Accrual Period) as of the date of determination.

                  "AGGREGATE UNPAIDS" has the meaning set forth in SECTION 5.01 of the Note Purchase Agreement.

                  "AMORTIZATION PERIOD" means the period beginning on the Facility Termination Date and ending on the Final Scheduled Settlement Date.

                  "AMOUNT FINANCED" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

                  "ANNUAL PERCENTAGE RATE" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

                  "APPLICABLE MARGIN" means (a) with respect to any day prior to the commencement of the Amortization Period, 1.18% and (b) with respect to any day on or after which the Amortization Period commences, the Default Applicable Margin.

                  "ASSIGNMENT" means an assignment from the Seller to the Purchaser with respect to the Receivables and Other Conveyed Property to be conveyed by the Seller to the Purchaser on any Funding Date, in substantially the form of EXHIBIT G to the Sale and Servicing Agreement.

                  "ASSUMPTION DATE" has the meaning set forth in SECTION 10.3(A) of the Sale and Servicing Agreement.

                  "AUTHORIZED OFFICER" means, with respect to the Owner Trustee and the Servicer, any officer or agent acting pursuant to a power of attorney of the Owner Trustee or the Servicer, as applicable, who is authorized to act for the Owner Trustee or the Servicer, as applicable, in matters relating to the Owner Trustee or the Servicer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Servicer to the Trustee and the Controlling Party on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  "AVAILABLE FUNDS" means, for each Settlement Date, the sum of the following amounts with respect to the preceding Accrual Period, without duplication: (i) all collections on the Receivables; (ii) Net Liquidation Proceeds received during the Accrual Period with respect to Liquidated Receivables; (iii) all Purchase Amounts deposited in the Collection Account by the related Determination Date pursuant to SECTION 5.6 of the Sale and Servicing Agreement; (iv) Investment Earnings for the related Settlement Date; (v) all amounts received pursuant to Receivable Insurance Policies with respect to any Financed Vehicles; (vi) any amounts received by the Purchaser pursuant to the Hedge Agreements; and (vii) the Purchase Price of any Receivable repurchased by the Seller or the Purchaser during such Accrual Period.

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                  "BACKUP SERVICER" means Wells Fargo Bank, National Association
(successor-by-merger to Wells Fargo Bank Minnesota, National Association), in its capacity as Backup Servicer pursuant to the terms of the Sale and Servicing Agreement or such Person as shall have been appointed Backup Servicer pursuant to Section 9.3(b) or 9.6 of the Sale and Servicing Agreement.

                   "BACKUP SERVICING FEE" means the fee payable to the Backup Servicer so long as CPS or any successor Servicer (other than the Backup Servicer) is the Servicer, on each Settlement Date in the amount equal to the greater of (a) $1,000 or (b) one-twelfth of 0.02% of the aggregate outstanding principal amount of the Note on the last day of the second preceding Interest Period.

                   "BASE RATE" means, on any day, a rate per annum equal to the sum of (i) the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day and (ii) 0.5%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively. Changes in the rate of interest on that portion of any Advances maintained as a Base Rate Tranche will take effect simultaneously with each change in the Base Rate.

                  "BASE RATE TRANCHE" means that portion of the Invested Amount purchased or maintained with Advances which bear interest by reference to the Base Rate.

                  "BASIC DOCUMENTS" means the Indenture, the Sale and Servicing Agreement, the Backup Servicing Agreement, the Insurance Agreement, the Trust Agreement, the Lockbox Agreement, the Premium Letter, the Note Purchase Agreement, the Hedge Agreement and other documents and certificates delivered in connection therewith.

                  "BENEFIT PLAN" shall mean an "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or any "PLAN" as defined in Section 4975 of the Code.

                  "BORROWING BASE" means, as of any date of determination, the sum of (a) the CPS Borrowing Base and (b) the lesser of (i) the TFC Borrowing Base and (ii) $25,000,000.00.

                  "BORROWING BASE CERTIFICATE" means, with respect to any transfer of Receivables, the certificate setting forth the calculation of the Borrowing Base, substantially in the form of EXHIBIT A to the Note Purchase Agreement.

                  "BORROWING BASE DEFICIENCY" means, as of any date of determination, the positive excess, if any, of the Invested Amount over the Borrowing Base.

                  "BUSINESS DAY" means (i) with respect to the Note Policy, any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in the City of New York, Irvine, California, or the state in which the principal Corporate Trust Office of the Trustee or the Owner Trustee is located or any other location of any successor Servicer or successor Trustee are authorized or obligated by law, executive order or governmental decree to be closed and (ii) otherwise, a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of California, Delaware, Minnesota or New York are authorized or obligated to be closed.

                  "CAP RATE" means, as of any date, the strike rate under the Hedge Agreement then in effect between the Issuer and the Hedge Counterparty.

                  "CAPPED MONTHLY INTEREST" means with respect to any Settlement Date, the lesser of (A) the Noteholder's Interest Distributable Amount (excluding any Default Applicable Margin, any amounts payable in respect of Eurodollar Reserve Percentage or any "increased cost" provision of the Note Purchase Agreement, if applicable) and (B) the sum of for each day in the related Accrual Period the product of (i) the Cap Rate for such day, (ii) the notional amount of the Hedge Agreements for such day and (iii) 1/360.

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                  "CASUALTY" means, with respect to a Financed Vehicle, the
total loss or destruction of such Financed Vehicle.

                  "CLEARING AGENCY" means an organization registered as a "CLEARING AGENCY" pursuant to Section 17A of the Exchange Act, or any successor provision thereto. The initial Clearing Agency shall be The Depository Trust Company.

                  "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "CLOSING DATE" means March 7, 2002.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "COLLATERAL" has the meaning specified in the Granting Clause of the Indenture.

                  "COLLECTION ACCOUNT" means the account designated as such, established and maintained pursuant to SECTION 5.1 of the Sale and Servicing Agreement.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "COMMITMENT" means the obligation of the Committed Note Purchaser to fund Advances in lieu of Paradigm pursuant to SECTION 2.01 of the Note Purchase Agreement in an aggregate stated amount up to the Commitment Amount.

                  "COMMITMENT AMOUNT" means, as to the Committed Note Purchaser, $127,500,000, as such amount may be modified from time to time by written agreement among Paradigm, the Servicer, the Controlling Party and the Issuer in accordance with the terms of the Note Purchase Agreement.
                  "COMMITTED NOTE PURCHASER" means Westdeutsche Landesbank Girozentrale, New York Branch, and its permitted successors and/or assigns.

                  "CONCENTRATION LIMITS" means with respect to Eligible Receivables.

                           (i) as of any date, the Aggregate Principal Balance
                  of CPS Receivables with an original term greater than 60 months shall not exceed 30% of the Aggregate Principal Balance of all CPS Receivables as of such date;

                           (ii) as of any date, the Aggregate Principal Balance
                  of CPS Receivables with an original term greater than 60 months with respect to which the related Financed Vehicle is a used Vehicle shall not exceed 60% of the Aggregate Principal Balance of all CPS Receivables with an original term greater than 60 months as of such date;

                           (iii) the weighted average Seller's credit rating of
                  all Obligors of CPS Receivables shall be no greater than 32.5;

                           (iv) CPS Receivables originated by the same Dealer
                  shall not at any time represent more than 2% of the Aggregate Principal Balance of the CPS Receivables;

                           (v) CPS Receivables originated under the Seller's
                  "Delta Program" shall not at any time represent more than 5% of the Aggregate Principal Balance of the CPS Receivables;

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                           (vi) CPS Receivables originated under the Seller's
                  "Standard Program" shall not at represent more than 13% of the Aggregate Principal Balance of the CPS Receivables;

                           (vii) CPS Receivables originated from "independent"
                  Dealers that are not affiliated with rental car companies shall not at any time represent more than 10% of the Aggregate Principal Balance of the CPS Receivables;

                           (viii) CPS Receivables originated by "independent"
                  Dealers that are affiliated with rental car companies shall not at any time represent more than 5% of the Aggregate Principal Balance of CPS Receivables;

                           (ix) CPS Receivables that are delinquent for more
                  than 30 days but no more than 45 days shall not at any time represent more than 4% of the Aggregate Principal Balance of the CPS Receivables;

                           (x) CPS Receivables owing by Obligors on active duty
                  in the military shall not at any time represent more than 7.5% of the Aggregate Principal Balance of the CPS Receivables;

                           (xi) CPS Receivables originated under the Seller's
                  "First Time Buyer Program" shall not at any time represent more than 10% of the Aggregate Principal Balance of the CPS Receivables;

                           (xii) CPS Receivables originated in any one state
                  except California and Texas shall not at any time represent more than 15% of the Aggregate Principal Balance of the CPS Receivables;

                           (xiii) CPS Receivables originated in California shall
                  not at any time represent more than 20% of the Aggregate Principal Balance of the CPS Receivables;

                           (xiv) CPS Receivables originated in Texas shall not
                  at any time exceed 20% of the Aggregate Principal Balance of the CPS Receivables;

                           (xv) CPS Receivables originated in California and
                  Texas shall not in the aggregate at any time represent more than 35% of the Aggregate Principal Balance of the CPS Receivables;

                           (xvi) CPS Receivables originated under Seller's
                  "Preferred Program" shall not at any time represent more than 5% of the Aggregate Principal Balance of the CPS Receivables;

                           (xvii) TFC Receivables originated under TFC's "E-1
                  Program" and "E-2 Program" shall not at any time represent more than 30% of the Aggregate Principal Balance of the TFC Receivables;

                           (xviii) TFC Receivables for which the Obligor is
                  currently enlisted in the U.S. Army shall not at any time represent more than 45% of the Aggregate Principal Balance of the TFC Receivables; and

                           (xix) TFC Receivables for which the Obligor is
                  currently enlisted in the U.S. Navy shall not at any time represent more than 25% of the Aggregate Principal Balance of the TFC Receivables.

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                  "CONTRACT" means a motor vehicle retail installment sale
contract and promissory note.

                  "CONTROLLING PARTY" means (a) so long as no Insurer Default has occurred and is continuing, the Insurer and (b) for so long as an Insurer Default has occurred and is continuing, the Trustee acting at the direction of the Noteholder.

                  "CORPORATE TRUST OFFICE" means (i) with respect to the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office is located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, or at such other address as the Trustee may designate from time to time by notice to the Noteholder, the Insurer, the Servicer, the Agent, the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Noteholder and the Owner Trustee) and (ii) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, or at such other address as the Trustee may designate from time to time by notice to the Noteholder, the Insurer, the Servicer, the Agent, the Issuer, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Noteholder).

                  "CP RATE" means, for any day during any Interest Period, the per annum rate equivalent to the Weighted Average Funding Cost relating to the commercial paper issued by Paradigm to fund or maintain the Invested Amount during such Interest Period, as determined by the Agent.

                  "CP RATE TRANCHE" means that portion of the Invested Amount purchased or maintained with Advances which bear interest by reference to the CP Rate.

                  "CPS BORROWING BASE" means, as of any date of determination, an amount equal to (a) the excess of (i) the Aggregate Principal Balance of the CPS Receivables over (ii) the Excess Concentration Amount for the CPS Receivables MULTIPLIED BY (b) the applicable Advance Rate.

                  "CPS RECEIVABLES" means Eligible Receivables that were acquired from Dealers by the Seller.

                  "CPS REQUIRED RESERVE ACCOUNT AMOUNT" means, as of any date of determination, the product of (a) the applicable Required Reserve Percentage and
(b) the Aggregate Principal Balance of the CPS Receivables as of such date of determination.

                  "CPS TRIGGER EVENT I" means a "CPS TRIGGER EVENT I" set forth in the Insurance Agreement without giving effect to any amendment or other modification to such agreement or any waiver of any such "CPS TRIGGER EVENT I" in each case on or subsequent to the date hereof not approved in an instrument in writing signed by the Controlling Party; PROVIDED, HOWEVER, that for the purposes of the Indenture, the "CPS TRIGGER EVENT I" section set forth in the Insurance Agreement shall survive an Insurer Default, the Term of the Policy (as defined in the Insurance Agreement), the payment in full of all amounts due and owing to the Insurer under the Insurance Agreement and the termination of such agreement pursuant to the terms thereof.

                  "CPS TRIGGER EVENT II" means a "CPS TRIGGER EVENT II" set forth in the Insurance Agreement without giving effect to any amendment or other modification to such agreement or any waiver of any such "CPS TRIGGER EVENT II" in each case on or subsequent to the date hereof not approved in an instrument in writing signed by the Controlling Party; PROVIDED, HOWEVER, that for the purposes of the Indenture, the "CPS TRIGGER EVENT II" section set forth in the Insurance Agreement shall survive an Insurer Default, the Term of the Policy (as defined in the Insurance Agreement), the payment in full of all amounts due and owing to the Insurer under the Insurance Agreement and the termination of such agreement pursuant to the terms thereof.

                  "CRAM DOWN LOSS" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring Scheduled Receivable Payments to be made on a Receivable, an


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amount equal to such reduction in the principal balance of such Receivable or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Receivable Payments as so modified or restructured. A "CRAM DOWN LOSS" shall be deemed to have occurred on the date such order is entered.

                  "CUSTODIAL FEE" means the fee payable to the Trustee, as custodian of the Receivables, as set forth on the Fee Schedule.

                  "CUTOFF DATE" means, with respect to a Receivable or Receivables, the date specified as such for such Receivable or Receivables in the Schedule of Receivables attached to the Sale and Servicing Agreement or any Assignment.

                  "DAILY INTEREST AMOUNT" means, for any day, the product of (i) the Note Interest Rate for such day, (ii) the Invested Amount on such day, and
(iii) 1/360.

                  "DEALER" means, with respect to a Receivable, the seller of the related Financed Vehicle, who originated and assigned such Receivable to the Seller.

                  "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "DEFAULT APPLICABLE MARGIN" means 3.38%.

                  "DEFAULT INSURANCE PREMIUM" has the meaning set forth in the Premium Letter, dated as of March 7, 2002 among the Seller, the Purchaser and the Insurer.

                  "DEFAULTED RECEIVABLE" means, with respect to any Receivable as of any date, a Receivable with respect to which: (i) more than 10% of a Scheduled Receivable Payment is more than 90 days past due as of the end of the immediately preceding Accrual Period, (ii) the Servicer has repossessed the related Financed Vehicle (and any applicable redemption or acceleration period has expired) as of the end of the immediately preceding Accrual Period, or (iii) such Receivable is in default as of the last day of the immediately preceding Accrual Period and the Servicer has determined in good faith that payments thereunder are not likely to be resumed.

                  "DEFECTIVE RECEIVABLE" means a Receivable that is subject to repurchase pursuant to SECTION 3.2 or SECTION 4.7 of the Sale and Servicing Agreement.

                  "DEFICIENCY CLAIM AMOUNT" has the meaning set forth in SECTION 5.5(B) of the Sale and Servicing Agreement.

                  "DEFICIENCY CLAIM DATE" means, with respect to any Settlement Date, the third Business Day immediately preceding such Settlement Date.

                  "DEFICIENCY NOTICE" has the meaning set forth in SECTION 5.5(B) of the Sale and Servicing Agreement.

                  "DEFINITIVE NOTE" has the meaning specified in SECTION 2.5(C) to the Indenture.

                  "DELINQUENT OBLIGOR" means an obligor under an account receivable of the Seller (whether or not such account receivable is a Receivable) which, were it a Receivable, would be a Delinquent Receivable or a Defaulted Receivable.

                  "DELINQUENT RECEIVABLE" means any Receivable (other than a Defaulted Receivable) with respect to which more than 10% of a Scheduled Receivable Payment is more than 30 days contractually delinquent as of the end of the immediately preceding Accrual Period.

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                  "DELIVERY" means, when used with respect to Pledged Account
Property:

                  (i) the perfection and priority of a security interest in such Pledged Account Property which is governed by the law of a jurisdiction which has adopted the 1978 Revision to Article 8 of the UCC (and not the 1994 Revision to Article 8 of the UCC as referred to in (II) below):

                           (a) with respect to bankers' acceptances, commercial
                  paper, negotiable certificates of deposit and other obligations that constitute "INSTRUMENTS" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof (1) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (2) by delivery thereof to a "CLEARING CORPORATION" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "CUSTODIAN BANK" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "PHYSICAL Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Pledged Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                           (b) with respect to any security issued by the U.S.
                  Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Pledged Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "DEPOSITORY" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Pledged Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Pledged Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

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                           (c) with respect to any item of Pledged Account
                  Property that is an uncertificated security under Article 8 of the UCC and that is not governed by CLAUSE (B) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian; or

                  (ii) the perfection and priority of a security interest in such Pledged Account Property which is governed by the law of a jurisdiction which has adopted the 1994 Revision to Article 8 of the UCC:

                           (a) with respect to bankers' acceptances, commercial
                  paper, negotiable certificates of deposit and other obligations that constitute "INSTRUMENTS" within the meaning of Section 9-102(a)(47) of the UCC (other than certificated securities) and are susceptible of physical delivery, transfer thereof to the Trustee by physical delivery to the Trustee, indorsed to, or registered in the name of, the Trustee or its nominee or indorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Pledged Account Property to the Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                           (b) with respect to a "CERTIFICATED SECURITY" (as
                  defined in Section 8-102(a)(4) of the UCC), transfer thereof:

                                    (1) by physical delivery of such
                           certificated security to the Trustee, PROVIDED that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Trustee or indorsed in blank;

                                    (2) by physical delivery of such
                           certificated security in registered form to a "SECURITIES INTERMEDIARY" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Trustee if the certificated security has been specially endorsed to the Trustee by an effective endorsement.

                           (c) with respect to any security issued by the U.S.
                  Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "DEPOSITARY" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the securities intermediary on behalf of the Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Pledged Account Property to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                           (d) with respect to any item of Pledged Account
                  Property that is an "UNCERTIFICATED SECURITY" (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by CLAUSE (c) above, transfer thereof:

                                    (1)(A) by registration to the Trustee as the
                           registered owner thereof, on the books and records of the issuer thereof;

                                    (B) by another Person (not a securities
                           intermediary) who either becomes the registered owner of the uncertificated security on behalf of the Trustee, or having become the registered owner acknowledges that it holds for the Trustee;

                                    (2) the issuer thereof has agreed that it
                           will comply with instructions originated by the Trustee without further consent of the registered owner thereof;

                           (e) with respect to a "SECURITY ENTITLEMENT" (as
                  defined in Section 8-102(a)(17) of the UCC)

                                    (1) if a securities intermediary (A)
                           indicates by book entry that a "FINANCIAL ASSET" (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Trustee's "SECURITIES ACCOUNT" (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset (as so defined) from the Trustee or acquires a financial asset for the Trustee, and in either case, accepts it for credit to the Trustee's securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Trustee's securities account, or (D) has agreed that it will comply with "ENTITLEMENT ORDERS" (as defined in Section 8-102(a)(8) of the UCC) originated by the Trustee, without further consent by the "ENTITLEMENT HOLDER" (as defined in Section 8-102(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Trustee of
                           (I) a specific certificated security in the securities intermediary's possession, (II) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary's possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary;

                           (f) in each case of delivery contemplated pursuant to
                  CLAUSES (a) through (e) of SUBSECTION (ii) hereof, the Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Trust Property which constitutes a security is held in trust pursuant to and as provided in the Sale and Servicing Agreement.

                  "DEPOSITOR" means Consumer Portfolio Services, Inc., and its successors, in its capacity as depositor under the Trust Agreement.

                  "DETERMINATION DATE" means, with respect to any Settlement Date, the fourth Business Day immediately preceding such Settlement Date.

                  "DOLLAR" means lawful money of the United States.

                  "DOMESTIC OFFICE" means, the office of the Committed Note Purchaser designated as such below its name on the signature page to the Note Purchase Agreement, if any, or such other office of the Committed Note Purchaser as designated from time to time by written notice from the Committed Note

Purchaser to the Issuer, inside the United States, which shall be making or maintaining Advances other than Eurodollar Advances of the Committed Note Purchaser in accordance with the Note Purchase Agreement.

                  "DRAW DATE" means, with respect to any Settlement Date, the third Business Day immediately preceding such Settlement Date.

                  "ELIGIBLE ACCOUNT" means either (i) a segregated trust account that is maintained with a depository institution acceptable to the Controlling Party, or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1" by Standard & Poor's and "P-1" by Moody's and acceptable to the Controlling Party.

                  "ELIGIBLE INVESTMENTS" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated "A-1+" by Standard & Poor's and "P-1" by Moody's;

                  (c) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated "A-1+" by Standard & Poor's and "P-1" by Moody's;

                  (d) bankers' acceptances issued by any depository institution or trust company referred to in CLAUSE (b) above;

                  (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in CLAUSE (B) or (ii) a depository institution or trust company whose commercial paper or other short term unsecured debt obligations are rated "A-1+" by Standard & Poor's and "P-1" by Moody's and long term unsecured debt obligations are rated "AAA" by Standard & Poor's and "AAA" by Moody's;

                  (f) with the prior written consent of the Controlling Party, money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from each of the Rating Agencies in the highest investment category granted thereby except that the Controlling Party shall not be required to give its prior written consent for the Wells Fargo Fund Treasury Plus Institutional Money Market Fund; and

                  (g) any other investment as may be acceptable to the Controlling Party, as evidenced by a writing to that effect, as may from time to time be confirmed in writing to the Trustee by the Controlling Party, so long as the Controlling Party and the Trustee has received written notification from each Rating Agency that the acquisition of such investment will satisfy the Rating Agency Condition.

                  Any of the foregoing Eligible Investments may be purchased by or through the Trustee, the Owner Trustee or any of their respective Affiliates.

                  "ELIGIBLE RECEIVABLES" means, as of any date of determination, Receivables (a) as of the Funding Date thereof are not Delinquent Receivables,
(b) with respect to which no more than 10% of a Scheduled Receivable Payment is no more than 45 days contractually delinquent as of the end of the immediately preceding Accrual Period, (c) that are not Liquidated Receivables, (d) that are not Repossessed Receivables, (e) that are not Defective Receivables, (f) that are not Defaulted Receivables and (g) that have the characteristics set forth in
SECTION 3.1 of the Sale and Servicing Agreement.

                  "ELIGIBLE SERVICER" means a Person approved to act as "SERVICER" under the Sale and Servicing Agreement by the Controlling Party.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EURODOLLAR ADVANCE" means, an Advance which bears interest at all times during the Eurodollar Interest Period applicable thereto at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

                  "EURODOLLAR INTEREST PERIOD" means, with respect to any Eurodollar Advance, a period commencing on the date of such Eurodollar Advance and ending on the thirtieth (30th) day thereafter; PROVIDED, HOWEVER, that

         1. if any such period would otherwise end on a day which is not a Business Day, the Eurodollar Interest Period shall instead end on the next succeeding Business Day (but if such extension would cause the last day of such Eurodollar Interest Period to occur in the next following calendar month, the last day of such Eurodollar Interest Period shall occur on the next preceding Business Day); and

         2. upon the occurrence and during the continuation of the Amortization Period, any Eurodollar Interest Period may be terminated at the election of the Committed Note Purchaser by notice to the Issuer and the Servicer, and upon such election the Eurodollar Advances in respect of which interest was calculated by reference to such terminated Eurodollar Interest Period shall be converted to Base Rate Advances until payment in full of the Note.

                  "EURODOLLAR OFFICE" means, the office of the Committed Note Purchaser designated as such below its name on the signature page to the Note Purchase Agreement or such other office of the Committed Note Purchaser as designated from time to time by written notice from the Committed Note Purchaser to the Issuer, whether or not outside the United States, which shall be making or maintaining Eurodollar Advances of the Committed Note Purchaser hereunder.

                  "EURODOLLAR RATE" means, the rate per annum determined by the Committed Note Purchaser at approximately 11:00 a.m. (London time) on the date which is two (2) London Business Days prior to the beginning of the relevant Eurodollar Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Committed Note Purchaser which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Eurodollar Interest Period; PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Rate" shall be the interest rate per annum determined by the Committed Note Purchaser to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the Eurodollar Office of the Reference Lender in London to prime banks in the London interbank market at or about 11:00 a.m. (London time) two (2) London Business Days before the first day of such Eurodollar Interest Period in an amount substantially equal to the amount of the Eurodollar Advances to be outstanding during such Eurodollar Interest Period and for a period equal to such Eurodollar Interest Period.

                  "EURODOLLAR RATE (RESERVE ADJUSTED)" means, for any Eurodollar Interest Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

Eurodollar Rate =     EURODOLLAR RATE  +   the Applicable (Reserve Adjusted)
                  --------------------
           1.00 - Eurodollar Reserve Percentage     Margin with respect to each
                                                    day in such Eurodollar
                                                    Interest Period

         The Eurodollar Rate (Reserve Adjusted) for any Eurodollar Interest Period for Eurodollar Advances will be determined by the Committed Note Purchaser on the basis of the Eurodollar Reserve Percentage in effect two (2) Business Days before the first day of such Eurodollar Interest Period.

                  "EURODOLLAR RESERVE PERCENTAGE" means, for any Eurodollar Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities," as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Eurodollar Interest Period.

                  "EURODOLLAR TRANCHE" means that portion of the Advances made or maintained with Eurodollar Advances.

                  "EVENT OF DEFAULT" has the meaning specified in SECTION 5.1 of the Indenture.

                  "EXCESS CONCENTRATION AMOUNT" means the aggregate amount by which (without duplication), the Aggregate Principal Amount of Eligible Receivables sold to the Purchaser hereunder exceeds any of the Concentration Limits; provided, however, that in determining which Receivables to exclude for purposes of (a) complying with the concentration limit as set forth in clause
(iii) of the definition of "Concentration Limits", the Seller shall exclude High Credit Score Receivables starting with those having the highest credit scores as of such date of determination and (b) complying with any Concentration Limit (other than the one referred to in the foregoing CLAUSE (A)), the Seller shall exclude Receivables starting with those having the most recent origination dates.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXECUTIVE OFFICER" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; with respect to any limited liability company, the manager, and with respect to any partnership, any general partner thereof.

                  "FACILITY TERMINATION DATE" means the earlier of (i) April 3, 2005 (or such later date as agreed upon pursuant to SECTION 2.05 of the Note Purchase Agreement) and (ii) the date of the occurrence of a Funding Termination Event.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "FEDERAL FUNDS RATE" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Committed Note Purchaser (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Committed Note Purchaser, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. New York City time.

                  "FEE SCHEDULE"means that certain notice captioned "Schedule of Fees for CPS - WestLB Warehouse" from Wells Fargo Bank, National Association (as successor-by-merger to Wells Fargo Bank Minnesota, National Association), as acknowledged by the Servicer as of July 18, 2003.

                  "FINAL SCHEDULED SETTLEMENT DATE" means the earlier to occur of (a) the Settlement Date next succeeding the date on which the Controlling Party shall have sold, securitized or otherwise liquidated all of the Receivables and (b) the Settlement Date occurring on or after the date that is 84 months after the Facility Termination Date.

                  "FINANCED VEHICLE" means a new or used automobile, light truck, van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

                  "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 6.02(e) of the Note Purchase Agreement.

                  "F.R.S. BOARD" means The Board of Governors of the Federal Reserve System.

                  "FUNDING DATE" shall mean the Business Day on which an Advance occurs.

                  "FUNDING TERMINATION EVENT" means the occurrence of any one of the following events, unless, solely in the case of items (i) through (ix), waived in writing by the Controlling Party: (i) an Event of Default; (ii) the occurrence of an Insurance Agreement Event of Default; (iii) failure by the Seller or the Servicer to repurchase any Receivable in accordance with the terms of the Sale and Servicing Agreement; (iv) the occurrence of a Servicer Termination Event, (v) the Backup Servicer or Standby Servicer shall have become the Servicer under the Sale and Servicing Agreement, (vi) the Insurer shall have delivered an Insurer Notice to the Trustee, the Issuer, the Seller and the Agent, (vii) any Receivable remains in the facility for more than twelve months following its related Funding Date, (viii) the Liquidity Asset Purchase Agreement is not in full force and effect (and upon the actual knowledge of the Agent, it will notify the Seller that the Liquidity Asset Purchase Agreement is not in full force and effect), (ix) the occurrence of an Insurer Default, or (x) the objection by the Noteholder, in accordance with Section 6.1 of the Insurance Agreement, of any amendment, modification or waiver by the Insurer of a provision set forth in Section 5.1 of the Insurance Agreement.

                  "GAAP" means generally accepted accounting principles occasioned by the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission (or successors thereto or agencies with similar functions) from time to time.

                  "GOVERNMENTAL AUTHORITY" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions thereof pertaining thereto.

                  "GRANT" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "HEDGE AGREEMENT" means, an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, and all other agreements or arrangements designed to protect a Person against fluctuations in interest rate, in each case in connection with the payment of interest and fees under the Note and in form and substance satisfactory to the Committed Note Purchaser and the Insurer, including but not limited to the master agreement, dated as of March 7, 2002 between the Issuer and West LB, and all schedules and confirmations in connection therewith.

                  "HEDGE COUNTERPARTY" means any entity acceptable to the Agent and the Insurer that enters into a Hedge Agreement with the Issuer.

                  "HIGH CREDIT SCORE RECEIVABLE" means any Receivable with respect to which the Seller's credit rating of the Obligor of such Receivable is greater than 36.

                  "HOLDER" or "NOTEHOLDER" means initially, the Person in whose name the Note is registered on the Note Register.

                  "INDEBTEDNESS" means, with respect to any Person at any time,
(a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

                  "INDENTURE" means the Amended and Restated Indenture dated as of November 30, 2004, among the Issuer, the Agent and Wells Fargo Bank, National Association, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "INDEPENDENT" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Note, the Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "INDEPENDENT CERTIFICATE" means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of SECTION 11.1 of the Indenture, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "INDEPENDENT" in the Indenture and that the signer is Independent within the meaning thereof.

                  "INELIGIBLE RECEIVABLE" means any Receivable other than an Eligible Receivable.

                  "INITIAL ADVANCE" means, the first Advance that is funded on or after the Closing Date.

                  "INSOLVENCY EVENT" means, with respect to a specified Person,
(a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of 60 consecutive days or an order or decree for the requested relief is earlier entered or issued; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "INSTITUTIONAL INVESTOR" has the meaning specified in Rule 144A under the Securities Act.

                  "INSURANCE AGREEMENT" means the Amended and Restated Insurance and Indemnity Agreement among the Seller, the Purchaser and the Insurer, dated as of November 30, 2004, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "INSURANCE AGREEMENT EVENT OF DEFAULT" means an "EVENT OF DEFAULT" as defined in the Insurance Agreement.

                  "INSURANCE AGREEMENT INDENTURE CROSS DEFAULT" means an "EVENT OF DEFAULT" set forth in the Insurance Agreement without giving effect to any amendment or other modification to such agreement or any waiver of any such "EVENT OF DEFAULT" in each case on or subsequent to the date hereof not approved in an instrument in writing signed by the Noteholder and the Agent; PROVIDED, HOWEVER, that for the purposes of the Indenture, the "EVENT OF DEFAULT" section set forth in the Insurance Agreement shall survive an Insurer Default, the Term of the Policy (as defined in the Insurance Agreement), the payment in full of all amounts due and owing to the Insurer under the Insurance Agreement and the termination of such agreement pursuant to the terms thereof.

                  "INSURER" means XL Capital Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, or its successors in interest.

                  "INSURER DEFAULT" means any one of the following events shall have occurred and be continuing:

                           (i) the Insurer fails to make a payment required
                  under the Note Policy in accordance with its terms and such failure continues unremedied for two days;

                           (ii) the Insurer (A) files any petition or commences
                  any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York Department of Insurance Code or similar Federal or State law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors or (C) has an order for relief entered against it under the United States Bankruptcy Code or any other similar Federal or State law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                           (iii) a court of competent jurisdiction, the New York
                  Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

                  "INSURER NOTICE" means written notice from the Insurer delivered to the Seller, the Purchaser, the Trustee, the Standby Servicer and the Backup Servicer upon the occurrence of a Funding Termination Event specifying the date, determined in the sole and absolute discretion of the Insurer, on which the Facility Termination Date occurs, and after which (a) no additional purchases of Receivables and Other Conveyed Property under the Sale and Agreement shall be permitted and (b) no additional Advances shall be made under the Note Purchase Agreement.

                  "INSURER PREMIUM PERCENT" has the meaning set forth in the Premium Letter.

                  "INSURER SECURED OBLIGATIONS" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Insurer under the Indenture, the Insurance Agreement or any other Basic Document.

                  "INTEREST PERIOD" means, with respect to the Note and any Settlement Date, the Accrual Period most recently ended as of such Settlement Date.

                  "INVESTED AMOUNT" means, with respect to any date of determination, the aggregate principal amount (including all Advance Amounts as of such date) of the Note Outstanding at such date of determination.

                  "INVESTMENT EARNINGS" means, with respect to any Settlement Date and any Pledged Account, the investment earnings on Pledged Account Property and deposited into such Pledged Account during the related Accrual Period pursuant to SECTION 5.1(f) of the Sale and Servicing Agreement.

                  "ISSUER" means CPS Warehouse Trust until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Note.

                  "ISSUER ORDER" and "ISSUER REQUEST" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

                  "ISSUER SECURED OBLIGATIONS" means the Insurer Secured Obligations and the Trustee Secured Obligations.

                  "ISSUER SECURED PARTIES" means each of the Trustee and the Agent, in respect of the Trustee Secured Obligations, and the Insurer, in respect of the Insurer Secured Obligations.

                  "LIEN" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of an Obligor's failure to pay an obligation.

                  "LIEN CERTIFICATE" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the obligor, the term "LIEN CERTIFICATE" shall mean only a certificate or notification issued to a secured party.

                  "LIQUIDATED RECEIVABLE" means a Receivable with respect to which the earliest of the following shall have occurred: (i) it has been liquidated by the Servicer through the sale of the Financed Vehicle or (ii) the related Financed Vehicle has been repossessed and 90 days (or 60 days, if such

Receivable is a TFC Receivable) have elapsed since the date of such repossession or (iii) an Obligor has failed to make more than 90% of a Scheduled Receivable Payment of more than ten dollars for 180 or more days as of the end of a Interest Period or (iv) proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable or (v) it has been written off by the Servicer as uncollectable.

                  "LIQUIDITY ASSET PURCHASE AGREEMENT" means that certain Liquidity Asset Purchase Agreement, dated as of March 7, 2002 by and among the purchasers from time to time party thereto, Paradigm and West LB as Administrator and Liquidity Agent, as such agreement may be replaced, amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "LOCKBOX ACCOUNT" means an account maintained on behalf of the Trustee by the Lockbox Bank pursuant to SECTION 4.2(b) of the Sale and Servicing Agreement.

                  "LOCKBOX AGREEMENT" means (a) in the case of the CPS Receivables, the Multiparty Agreement Relating to Lockbox Services, dated as of March 7, 2002, by and among the Lockbox Processor, the Purchaser, the Servicer and the Trustee, and (b) in the case of the TFC Recievables, the Multiparty Agreement Relating to Lockbox Services, dated as of November 30, 2004, by and among the Lockbox Processor, the Purchaser, the Servicer and the Trustee, in each case as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, unless the Trustee shall cease to be a party thereunder, or such agreements shall be terminated in accordance with their respective terms, in which event "LOCKBOX AGREEMENT" shall mean such other agreement(s), in form and substance acceptable to the Controlling Party, among the Servicer, the Purchaser, and the Lockbox Processor and any other appropriate parties.

                  "LOCKBOX BANK" means as of any date a depository institution named by the Servicer and acceptable to the Controlling Party at which the Lockbox Account is established and maintained as of such date.

                  "LOCKBOX PROCESSOR" means Regulus West, LLC and its successors and assigns.

                  "LONDON BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

                  "MAJORITY PROGRAM SUPPORT PROVIDERS" means Program Support Providers holding more than 50% of the aggregate commitments of all Program Support Providers.

                  "MAXIMUM INVESTED AMOUNT" means $125,000,000.

                  "MOODY'S" means Moody's Investors Service, Inc., or its successor.

                  "NET APR" means on any date the difference of the (x) weighted average APR of the Receivables as of such date minus (y) the sum of (i) the weighted average Servicing Fee Percentage as of such date, (ii) the per annum rate used to compute the Backup Servicer's Fee, (iii) the product of (X) the sum of (a) lesser of (I) the weighted average per annum interest rate on the Note as of such date and the (II) the Cap Rate, (b) the Applicable Margin, (c) the Insurance Premium, (d) the per annum rate used to compute the Trustee's Fee, (e) the per annum rate used to compute the Owner Trustee's Fee multiplied by (Y) the Advance Rate.

                  "NET LIQUIDATION PROCEEDS" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Reserve Account and drawings under the Note Policy) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the

Financed Vehicle and the reasonable cost of legal counsel with the enforcement of a Liquidated Receivable, (ii) amounts that are required to be refunded to the Obligor on such Receivable; PROVIDED, HOWEVER, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

                  "NOTE" means the Floating Rate Variable Funding Note, substantially in the form of the Note set forth in EXHIBIT A-1 to the Indenture.

                  "NOTE DISTRIBUTION ACCOUNT" means the account designated as such, established and maintained pursuant to SECTION 5.1 of the Sale and Servicing Agreement.

                  "NOTE INTEREST RATE" means for any day, the sum of (i) the Applicable Margin and (ii) the weighted average of the CP Rate for the portion of the Advances comprised of the CP Rate Tranche, the Eurodollar Rates (Reserve Adjusted) for the portion of the Advances comprised of the Eurodollar Tranche and the weighted average of the Base Rates applicable to the portion of the Advances comprised of the Base Rate Tranche; PROVIDED, HOWEVER, that the Note Interest Rate will in no event be higher than the maximum rate permitted by law.

                  "NOTE PAYING AGENT" means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in SECTION 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Note on behalf of the Issuer.

                  "NOTE POLICY" means the Financial Guaranty Insurance Policy (No. CA00161A) issued by the Insurer for the benefit of the Holder of the Note issued under the Indenture, including any endorsements thereto.

                  "NOTE POLICY CLAIM AMOUNT" with respect to any Settlement Date, has the meaning specified in SECTION 6.1 of the Sale and Servicing Agreement.

                  "NOTE PURCHASE AGREEMENT" means the Amended and Restated Note Purchase Agreement dated as of November 30, 2004 among Paradigm, the Agent, the Committed Note Purchaser, the Purchaser and the Seller, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "NOTE PURCHASER PARTY" means (i) Paradigm and (ii) the Committed Note Purchaser.

                  "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in SECTION 2.4 of the Indenture.

                  "NOTEHOLDER'S INTEREST CARRYOVER SHORTFALL" means, with respect to any Settlement Date, the excess of the Noteholder's Interest Distributable Amount for the preceding Settlement Date over the amount that was actually deposited in the Note Distribution Account on such preceding Settlement Date on account of the Noteholder's Interest Distributable Amount.

                  "NOTEHOLDER'S INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Settlement Date, the sum of the Noteholder's Monthly Interest Distributable Amount for such Settlement Date and the Noteholder's Interest Carryover Shortfall for such Settlement Date, if any, plus interest on the Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Note Interest Rate for the related Interest Period(s), from and including the preceding Settlement Date to, but excluding, the current Settlement Date.

                  "NOTEHOLDER'S MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Settlement Date, the sum of the Daily Interest Amounts for each day in the related Interest Period.

                  "NOTEHOLDER'S PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Settlement Date, the excess of the Noteholder's Principal Distributable Amount for the preceding Settlement Date over the amount that was actually deposited in the Note Distribution Account on such Settlement Date on account of the Noteholder's Principal Distributable Amount.

                  "NOTEHOLDER'S PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Settlement Date (other than the Final Scheduled Settlement Date) the Borrowing Base Deficiency. The Noteholder's Principal Distributable Amount on the Final Scheduled Settlement Date will equal the aggregate outstanding principal amount of the Note.

                  "NOTICE OF CLAIM" has the meaning set forth in the Note
Policy.

                  "OBLIGOR" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

                  "OFFICER'S CERTIFICATE" means a certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, the controller or assistant treasurer or any assistant controller, secretary or assistant secretary of the Seller, the Purchaser or the Servicer, as appropriate.

                  "OPINION OF COUNSEL" means a written opinion of counsel who may be but need not be counsel to the Purchaser, the Seller or the Servicer, which counsel shall be reasonably acceptable to the Trustee and the Controlling Party and which opinion shall be reasonably acceptable in form and substance to the Trustee and to the Controlling Party.

                  "ORDINARY INSURANCE PREMIUM" has the meaning set forth in the Premium Letter, dated as of March 7, 2002 among the Seller, the Purchaser and the Insurer.

                  "OTHER CONVEYED PROPERTY" means all property conveyed by the Seller to the Purchaser pursuant to SECTIONS 2.1(a)(ii) through (x) of the Sale and Servicing Agreement and SECTION 2 of each Assignment.

                  "OUTSTANDING" means, as of the date of determination, the Note theretofore authenticated and delivered under the Indenture except:

                           (i) the Note theretofore canceled by the Note
                  Registrar or delivered to the Note Registrar for cancellation;

                           (ii) the Note or portions thereof the payment for
                  which money in the necessary amount has been theretofore deposited with the Trustee or any Note Paying Agent in trust for the Holder of the Note (provided, however, that if the Note is to be prepaid, notice of such prepayment has been duly given pursuant to this Indenture, satisfactory to the Trustee); and

                           (iii) the Note in exchange for or in lieu of another
                  Note which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any Note is held by a bona fide purchaser;

                  provided, however, that any portion of the Note which has been paid with proceeds of the Note Policy shall continue to remain Outstanding for purposes of the Indenture until the Insurer has been paid as subrogee thereunder or reimbursed pursuant to the Insurance Agreement as evidenced by a written notice from the Insurer delivered to the Trustee, and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer; provided, further, that in determining whether the Holder of the requisite Invested Amount of the Note have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, the Note owned by the Issuer, any other obligor upon the Note, the

Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only a Note that a Responsible Officer of the Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. A Note so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Note and that the pledgee is not the Issuer, any other obligor upon the Note, the Seller or any Affiliate of any of the foregoing Persons.

                  "OWNER TRUSTEE" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee hereunder.

                  "OWNER TRUSTEE FEE" means $8,000, payable on the Closing Date to the Owner Trustee and $3,000 annually thereafter.

                  "PARADIGM" means Paradigm Funding LLC and any successor thereto or following any assignment pursuant to SECTION 2.02 of the Note Purchase Agreement, the Committed Note Purchaser, together with any successors and assigns thereof in accordance with the terms of the Note Purchase Agreement.

                  "PERSON" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "PHYSICAL PROPERTY" has the meaning assigned to such term in the definition of "DELIVERY" above.

                  "PLEDGED ACCOUNT PROPERTY" means the Pledged Accounts, all amounts and investments held from time to time in any Pledged Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

                  "PLEDGED ACCOUNTS" has the meaning assigned thereto in SECTION 5.1(e) of the Sale and Servicing Agreement.

                  "POST-OFFICE BOX" means the separate post-office box in the name of the Purchaser for the benefit of the Trustee acting on behalf of the Noteholder and the Insurer, established and maintained pursuant to SECTION 4.2 of the Sale and Servicing Agreement.

                  "PREFERENCE CLAIM" has the meaning specified in SECTION 6.2(B) of the Sale and Servicing Agreement.

                  "PRIME RATE" means the rate announced by West LB from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by West LB in connection with extensions of credit to debtors.

                  "PRINCIPAL BALANCE" of a Receivable, as of the close of business on the last day of an Accrual Period, means the Amount Financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the principal balance of the Receivable.

                  "PRINCIPAL FUNDING ACCOUNT" has the meaning specified in
SECTION 5.1(c) of the Sale and Servicing Agreement.

                  "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "PROGRAM" has the meaning specified in SECTION 4.11 of the Sale and Servicing Agreement.

                  "PROGRAM SUPPORT AGREEMENT" means and includes any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Committed Note Purchaser or Paradigm, the issuance of one or more surety bonds for which the Committed Note Purchaser or Paradigm is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Committed Note Purchaser or Paradigm to any Program Support Provider of the Note (or portions thereof) and/or the making of loans and/or other extensions of credit to the Committed Note Purchaser or Paradigm in connection with Paradigm' securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Committed Note Purchaser).

                  "PROGRAM SUPPORT PROVIDER" means and includes any financial institutions and any other or additional Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, and to make purchases from, the Committed Note Purchaser or Paradigm or issuing a letter of credit or surety bond or other instrument to support any obligations arising under or in connection with Paradigm' securitization program, in each case pursuant to a Program Support Agreement.

                  "PURCHASE AMOUNT" means, on any date with respect to a Defective Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable as of such date (which in the case of a Rule 78's Receivable shall include, without limitation, a full month's interest in the month of purchase at the related APR), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any, as of such date.

                  "PURCHASE PRICE" means, with respect to each Receivable and related Other Conveyed Property transferred to the Purchaser on the Closing Date or on any Funding Date, an amount equal to the Principal Balance of such Receivable as of the Closing Date or such Funding Date, as applicable.

                  "PURCHASED RECEIVABLE" means a Receivable purchased as of the close of business on the last day of an Accrual Period by the Servicer pursuant to SECTION 4.7 of the Sale and Servicing Agreement or repurchased by the Seller pursuant to SECTION 3.2 or SECTION 3.4 of the Sale and Servicing Agreement.

                  "PURCHASER" means CPS Warehouse Trust.

                  "PURCHASER PROPERTY" means the Receivables and Other Conveyed Property, together with certain monies received after the related Cutoff Date, the Insurance Policies, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Lockbox Account and certain other rights under the Sale and Servicing Agreement.

                  "RATING AGENCY" means each of Moody's and Standard & Poor's, and any successors thereof. If no such organization or successor maintains a rating on the Note, "RATING AGENCY" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Controlling Party, notice of which designation shall be given to the Trustee and the Servicer.

                  "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given 3 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Insurer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Note, without giving effect to the Note Policy.

                  "REALIZED LOSSES" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds allocable to principal thereof.

                  "RECEIVABLE" means each retail installment sale contract for a Financed Vehicle which is listed on the Schedule of Receivables and all rights and obligations thereunder, except for Receivables that shall have become Purchased Receivables.

                  "RECEIVABLE FILES" means the documents specified in SECTION 3.3(a) of the Sale and Servicing Agreement.

                  "RECEIVABLES INSURANCE POLICY" means, with respect to a Receivable, any insurance policy (including the insurance policies described in SECTION 4.4 of the Sale and Servicing Agreement) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

                  "RECORD DATE" means, with respect to a Settlement Date, the close of business on the day immediately preceding such Settlement Date.

                  "REFERENCE LENDER" means West LB in its individual capacity and its successors.

                  "REGISTRAR OF TITLES" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

                  "RELATED RECEIVABLES" means, with respect to a Funding Date, the Receivables listed on SCHEDULE A to the applicable Assignment executed and delivered by the Seller with respect to such Funding Date.

                  "REPOSSESSED RECEIVABLE" means a Receivable with respect to which the earlier to occur of (i) the date the Financed Vehicle is actually repossessed and (ii) 30 days after the date the Financed Vehicle is authorized for repossession.

                  "REQUIRED CAP RATE" means as of any date, as calculated on the date of the most recent Hedge Agreement and in any event, on any Determination Date, a rate per annum equal to the quotient of (X) the difference of (A) the weighted average APR of the Receivables minus (B) the sum of (i) 9.0%, (ii) the weighted average Servicing Fee Percentage, (iii) the per annum rate used to compute the Backup Servicing Fee, (iv) the product of (I) the sum of (a) the per annum rate needed to compute the Trustee's Fee, (b) the Applicable Margin, (c) the Insurance Premium and (d) the per annum rate used to compute the Owner Trustee's Fee, multiplied by (II) the Advance Rate divided by (Y) the Advance Rate; provided that the Required Cap Rate shall not be less than 0%.

                  "REQUIRED RESERVE ACCOUNT AMOUNT" means the greater of (A) the sum of (i) the CPS Required Reserve Account Amount and (ii) the TFC Required Reserve Account Amount, and (B) the Required Reserve Account Floor.

                  "REQUIRED RESERVE ACCOUNT FLOOR" means the lesser of (a) $500,000 and (b) the Invested Amount.

                  "REQUIRED RESERVE PERCENTAGE" means (a) for the CPS Receivables, 1.0%; provided however, if a CPS Trigger Event I has occurred and is continuing, such percentage shall be equal to 2.0%; provided, further, that if a CPS Trigger Event II has occurred and is continuing, such percentage shall be equal to 8.5%; and (b) for the TFC Receivables, 1.0%; provided however, if a TFC Trigger Event I has occurred and is continuing, such percentage shall be equal to 2.0%.

                  "RESERVE ACCOUNT" means the account designated as such, established and maintained pursuant to SECTION 5.5 of the Sale and Servicing Agreement.

                  "RESPONSIBLE OFFICER" means, (i) in the case of the Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, vice-president, assistant vice-president or managing director, the secretary, and assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) in the case of the Owner Trustee, any officer (or agent acting under power of attorney) who is responsible for administering the transactions contemplated by the Trust Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "RULE OF 78'S RECEIVABLE" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related retail installment sale contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the method commonly referred to as the "RULE OF 78'S" method or the "SUM OF THE MONTHS' DIGITS" method or any equivalent method.

                  "SALE AND SERVICING AGREEMENT" means the Amended and Restated Sale and Servicing Agreement dated as of November 30, 2004 among the Issuer, the Seller, the Servicer, the Backup Servicer, the Trustee and the Agent, as the same may be amended or supplemented from time to time.

                  "SCHEDULED PAYMENTS" has the meaning specified in the Note Policy.

                  "SCHEDULED RECEIVABLE PAYMENT" means, with respect to any Receivable for any Accrual Period, the amount set forth in the related Contract as required to be paid by the Obligor in such Accrual Period (without giving effect to deferments of payments pursuant to SECTION 4.2 of the Sale and Servicing Agreement or any rescheduling of payments in any insolvency or similar proceedings).

                  "SCHEDULE OF RECEIVABLES" means the schedule of all Receivables purchased by the Purchaser pursuant to the Sale and Servicing Agreement and each Assignment, which is attached as SCHEDULE A to the Sale and Servicing Agreement, as amended or supplemented by each Addition Notice and otherwise from time to time in accordance with the terms of the Sale and Servicing Agreement or the related Assignment.

                  "SELLER" means Consumer Portfolio Services, Inc., and its successors in interest to the extent permitted hereunder.

                  "SELLER'S CONTRACT PURCHASE GUIDELINES" means (a) with respect to the CPS Receivables, CPS' established "Contract Purchase Guidelines" and (b) with respect to the TFC Receivables, TFC's established "Contract Purchase Guidelines", in each case as the same may be amended from time to time in accordance with Section 8.2(c) of the Sale and Servicing Agreement.

                  "SERVICER" means Consumer Portfolio Services, Inc., as the servicer of the Receivables, and each successor Servicer pursuant to SECTION
10.3 of the Sale and Servicing Agreement.

                  "SERVICER EXTENSION NOTICE" has the meaning specified in
SECTION 4.15 of the Sale and Servicing Agreement.

                  "SERVICER RECEIPT" has the meaning specified in SECTION 3.5 of the Sale and Servicing Agreement.

                  "SERVICER TERMINATION EVENT" means an event specified in
SECTION 10.1 of the Sale and Servicing Agreement.

                  "SERVICER'S CERTIFICATE" means a certificate completed and executed by a Servicing Officer and delivered pursuant to SECTION 4.9 of the Sale and Servicing Agreement, substantially in the form of EXHIBIT A to the Sale and Servicing Agreement.

                  "SERVICING FEE" has the meaning specified in SECTION 4.8 of the Sale and Servicing Agreement.

                  "SERVICING FEE PERCENTAGE" means (a) with respect to the CPS Receivables, 2.50%, and (b) with respect to the TFC Receivables, 3.5%.

                  "SERVICING AND LOCKBOX PROCESSING ASSUMPTION AGREEMENT" means the Servicing and Lockbox Processing Assumption Agreement, dated as of March 7, 2002, among Consumer Portfolio Services, Inc., as Seller and Servicer, the Standby Servicer and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "SERVICING OFFICER" means any Person whose name appears on a list of Servicing Officers delivered to the Trustee and the Controlling Party, as the same may be amended, modified or supplemented from time to time.

                  "SETTLEMENT DATE" means, with respect to each Accrual Period, the 15th day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on April 15, 2002.

                  "SIMPLE INTEREST METHOD" means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and the actual number of days in the calendar year) elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

                  "SIMPLE INTEREST RECEIVABLE" means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                   "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

                  "STANWICH CASE" means IN RE Structured Settlement Litigation, Nos. BC 244111, 244271 and 243787 (Cal. Super. Ct. filed May 9, 2001).

                  "STATE" means any one of the 50 states of the United States of America or the District of Columbia.

                  "STATED MATURITY DATE" means the date that is 364 days from the Closing Date.

                  "TAXES" has the meaning set forth in SECTION 3.08 of the Note Purchase Agreement.

                  "TERM" has the meaning set forth in SECTION 2.05 of the Note Purchase Agreement.

                  "TERMINATION DATE" means the latest of (i) the expiration of the Note Policy and the return of the Note Policy to the Insurer for cancellation, (ii) the date on which the Note has been paid in full and the Insurer shall have received payment and performance of all Insurer Secured Obligations and (iii) the date on which the Trustee shall have received payment and performance of all Trustee Secured Obligations and disbursed such payments in accordance with the Basic Documents.

                  "TFC" means The Finance Company, a Virginia corporation.

                  "TFC ASSIGNMENT" means an assignment in substantially the form attached as Exhibit H to the Sale and Servicing Agreement pursuant to which TFC transfers and conveys TFC Receivables to CPS from time to time.

                  "TFC BORROWING BASE" means, as of any date of determination, an amount equal to (a) the excess of (i) the Aggregate Principal Balance of the TFC Receivables over (ii) the Excess Concentration Amount for the TFC Receivables MULTIPLIED BY (b) the applicable Advance Rate; provided that on or after the occurrence of a TFC Funding Termination Event, the TFC Borrowing Base shall equal zero.

                  "TFC FUNDING TERMINATION EVENT" shall have the meaning specified in the Insurance Agreement.

                  "TFC RECEIVABLES" means Eligible Receivables acquired from Dealers by TFC.

                   "TFC REQUIRED RESERVE ACCOUNT AMOUNT" means, as of any date of determination, the product of (a) the applicable Required Reserve Percentage and (b) the Aggregate Principal Balance of the TFC Receivables as of such date of determination.

                  "TFC TRIGGER EVENT I" means a "TFC TRIGGER EVENT I" set forth in the Insurance Agreement without giving effect to any amendment or other modification to such agreement or any waiver of any such "TFC TRIGGER EVENT I" in each case on or subsequent to the date hereof not approved in an instrument in writing signed by the Controlling Party; PROVIDED, HOWEVER, that for the purposes of the Indenture, the "TFC TRIGGER EVENT I" section set forth in the Insurance Agreement shall survive an Insurer Default, the Term of the Policy (as defined in the Insurance Agreement), the payment in full of all amounts due and owing to the Insurer under the Insurance Agreement and the termination of such agreement pursuant to the terms thereof.

                  "TRUST AGREEMENT" means the Trust Agreement dated as of March 1, 2002, as amended and restated as of March 7, 2002 between the Owner Trustee and the Depositor.

                  "TRUST ESTATE" means (i) all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholder and the Insurer (including all Collateral Granted to the Trustee), including all proceeds thereof and (ii) the right to receive payments pursuant to the Note Policy.

                  "TRUST RECEIPT" means a trust receipt in substantially the form of EXHIBIT B to the Sale and Servicing Agreement.

                  "TRUSTEE" means Wells Fargo Bank , National Association, a national banking association, not in its individual capacity but as trustee under this Indenture, or any successor trustee under this Indenture.

                  "TRUSTEE FEE" means (A) the fee payable to the Trustee on each Settlement Date in an amount equal to the greater of $1,000 and (b) one-twelfth of 0.02% of the aggregate outstanding principal amount of the Note on the last day of the second preceding Interest Period, and (B) any other amounts payable to the Trustee pursuant to the Fee Schedule.

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

                  "TRUSTEE SECURED OBLIGATIONS" means all amounts and obligations which the Issuer may at any time owe to, or on behalf of, the Trustee for the benefit of the Noteholder under this Indenture or the Note.

                  "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

                  "UNUSED FACILITY FEE" has the meaning set forth in SECTION
3.02 of the Note Purchase Agreement.

                  "WEIGHTED AVERAGE FUNDING COST" means, with respect to commercial paper issued by Paradigm, the sum of (i) the actual interest rate (or discount) paid to the purchasers of such commercial paper, together with the commissions of placement agents and dealers in respect of such commercial paper, to the extent such commissions are allocated to such commercial paper by Paradigm, (ii) any carrying costs incurred with respect to commercial paper maturing on dates other than those on which corresponding funds are received by Paradigm, except as expressly provided for in the Basic Documents, and (iii) other borrowings by Paradigm including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; PROVIDED, HOWEVER, that such interest rate under this clause (iii) shall not exceed the Federal Funds Rate.

                  "WEST LB" means WestLB AG (f/k/a Westdeutsche Landesbank Giorzentrale), New York branch.

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